LICENSE AGREEMENT

This LICENSE AGREEMENT (this “Agreement”) is made and effective as of [ ,2021] (the “Effective Date”) by and between The TCW Group, Inc. (the “Licensor”) and TCW Direct Lending VIII LLC (the “Licensee”) (each a “Party,” and collectively, the “Parties”).

RECITALS

WHEREAS, Licensor has certain registered service marks set forth on Schedule 1 (the “Trademarks”);

WHEREAS, the Licensee is a closed-end investment company that intends to elect to be treated as a business development company under the Investment Company Act of 1940, as amended;

WHEREAS, pursuant to the Investment Advisory and Management Agreement, dated as of [ , 2021], by and between an affiliate of the Licensor and the Licensee, the Licensee has engaged an affiliate of the Licensor to act as the investment adviser to the Licensee; and

WHEREAS, the Licensee desires to use the Trademarks in connection with the operation of its business, and the Licensor is willing to permit the Licensee to use the Trademarks, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I.

LICENSE GRANT

1.1        License. Subject to the terms and conditions of this Agreement, Licensor hereby grants to the Licensee, and the Licensee hereby accepts from Licensor, a personal, non- exclusive, non-sublicensable, world-wide, royalty-free right and license to reproduce and use the Trademarks, together with associated goodwill to the extent necessary to effectuate this grant, solely and exclusively as an element of the Licensee’s own company name and in connection with the conduct of its business. Except as provided above, neither the Licensee nor any affiliate, owner, director, officer, employee, or agent thereof shall otherwise use the Trademarks or any derivative thereof without the prior express written consent of the Licensor in its sole and absolute discretion. All rights not expressly granted to the Licensee hereunder shall remain the exclusive property of Licensor.

1.2        Licensor’s Use. Nothing in this Agreement shall preclude Licensor, its affiliates, or any of its respective successors or assigns from using or permitting other entities to use the Trademarks whether or not such entity directly or indirectly competes or conflicts with the Licensee’s business in any manner.

ARTICLE II.

OWNERSHIP

2.1        Ownership. The Licensee acknowledges and agrees that Licensor is the owner of all right, title, and interest in and to the Trademarks, and all such right, title, and interest shall remain with the Licensor. The Licensee shall not otherwise contest, dispute, or challenge Licensor’s right, title, and interest in and to the Trademarks.

2.2        Goodwill. All goodwill and reputation generated by Licensee’s use of the Trademarks shall inure to the benefit of Licensor. The Licensee shall not by any act or omission use the Trademarks in any manner that disparages or reflects adversely on Licensor or its business or reputation. Except as expressly provided herein, neither Party may use any other trademark or service mark of the other Party without that Party’s prior written consent, which consent shall be given in that Party’s sole discretion.

ARTICLE III.

COMPLIANCE

3.1        Quality Control. In order to preserve the inherent value of the Trademarks, the Licensee agrees to use reasonable efforts to ensure that it maintains the quality of the Licensee’s business and the operation thereof equal to the standards prevailing in the operation of the Licensor’s and the Licensee’s business as of the date of this Agreement. The Licensee further agrees to use the Trademarks in accordance with such quality standards as may be reasonably established by Licensor and communicated to the Licensee from time to time in writing, or as may be agreed to by Licensor and the Licensee from time to time in writing.

3.2      Compliance With Laws. The Licensee agrees that the business operated by it in connection with the Trademarks shall comply in all material respects with all laws, rules, regulations and requirements of any governmental body in the United States of America (the “Territory”) or elsewhere as may be applicable to the operation, advertising and promotion of the business, and that it shall notify Licensor of any action that must be taken by the Licensee to comply with such law, rules, regulations or requirements.

3.3      Notification of Infringement. Each Party shall immediately notify the other Party and provide to the other Party all relevant background facts upon becoming aware of (i) any registrations of, or applications for registration of, marks in the Territory that do or may conflict with the Trademarks, and (ii) any infringements, imitations, or illegal use or misuse of the Trademarks in the Territory.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

4.1      Mutual Representations. Each Party hereby represents and warrants to the other Party as follows:

(a)      Due Authorization. Such Party is duly formed and in good standing as of the Effective Date, and the execution, delivery and performance of this Agreement by such Party have been duly authorized by all necessary action on the part of such Party.

(b)      Due Execution. This Agreement has been duly executed and delivered by such Party and, with due authorization, execution and delivery by the other Party, constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

(c)      No Conflict. Such Party’s execution, delivery and performance of this Agreement do not: (i) violate, conflict with or result in the breach of any provision of the organizational documents of such Party; (ii) conflict with or violate any law or governmental order applicable to such Party or any of its assets, properties or businesses; or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of any contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which it is a Party.

ARTICLE V.

TERM AND TERMINATION

5.1      Term. This Agreement shall remain in effect only for so long as the Licensor or one of its affiliates remains the Licensee’s investment adviser.

5.2      Upon Termination. Upon expiration or termination of this Agreement, all rights granted to the Licensee under this Agreement with respect to the Trademarks shall cease, and the Licensee shall immediately discontinue use of the Trademarks.

5.3      Equitable Relief and Monetary Damages. The Licensee acknowledges that a breach of this Agreement by it would cause immediate and irreparable harm to the Licensor for which money damages could not adequately compensate the Licensor. Therefore, the Licensor shall have the right to enforce this Agreement, not only by an action or actions for damages, but also by an action or actions for specific performance or injunctive or other equitable relief in order to enforce or prevent any violations of the terms or conditions of the Agreement, without proof of actual damages and without the posting of bond or other security.

ARTICLE VI.

MISCELLANEOUS

6.1      Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Neither Party may assign, delegate or otherwise transfer this Agreement or any of its rights or obligations hereunder without the prior written consent of the other Party; provided that Licensor may assign this Agreement without such consent in connection with merger or consolidation of Licensor or any change in control of Licensor, or to any party that acquires all or substantially all of the assets of Licensor. No assignment by either Party permitted hereunder shall relieve the applicable Party of its obligations under this Agreement. Any assignment by Licensee in accordance with the terms of this Agreement shall be pursuant to a written assignment agreement in which the assignee expressly assumes the assigning Party’s rights and obligations hereunder. Notwithstanding anything to the contrary contained in this Agreement, the rights and obligations of the Licensee under this Agreement shall be deemed to be assigned to a newly-formed entity in the event of the merger of the Licensee into, or conveyance of all of the assets of the Licensee to, such newly-formed entity; provided, further, however, that the sole purpose of that merger or conveyance is to effect a mere change in the Licensee’s legal form into another entity.

6.2      Independent Contractor. This Agreement does not give any Party, or permit any Party to represent that it has any power, right or authority to bind the other Party to any obligation or liability, or to assume or create any obligation or liability on behalf of the other Party.

6.3      Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by e-mail or by delivery in person, by overnight courier service (with signature required), by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to the other Party at its principal office.

6.4      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts formed and to be performed entirely within the State of Delaware, without regarding the conflicts of law principles or rules thereof, to the extent such principles would require to permit the applicable of the laws of another jurisdiction. The Parties unconditionally and irrevocably consent to the exclusive jurisdiction of the courts located in the State of Delaware and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

6.5      Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by all Parties hereto.

6.6      No Waiver. The failure of either Party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such Party thereafter to enforce such provisions, and no waiver shall be binding unless executed in writing by all Parties hereto.

6.7      Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

6.8      Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

6.9      Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument. Any Party may deliver an executed copy of this Agreement and of any documents contemplated hereby by facsimile or other electronic transmission to another Party and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement or of such other documents.

6.10      Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Parties with respect to such subject matter.

6.11      Third-Party Beneficiaries. Nothing in this Agreement, either express or implied, is intended to or shall confer upon any third party any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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IN WITNESS WHEREOF, each Party has caused this Agreement to be executed as of the Effective Date by its duly authorized officer.

LICENSOR:
The TCW Group, Inc.

By:
Name:
Title:

By:
Name:
Title:

LICENSEE:
TCW Direct Lending VIII LLC

By:
Name:
Title:

[Signature page for License Agreement]

SCHEDULE 1

List of Trademarks

Trademarks	Registration No.
TCW	1731608
TCW & Design	1747418

[Signature page for License Agreement]